Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 93 to Registration Statement No. 333-111986 on Form N-1A of our reports, dated November 25, 2015, relating to the financial statements and financial highlights of RBC Funds Trust, comprised of RBC SMID Cap Growth Fund, RBC Enterprise Fund, RBC Small Cap Core Fund, RBC Microcap Value Fund, RBC Mid Cap Value Fund, RBC Small Cap Value Fund, and Access Capital Community Investment Fund, each a series of RBC Funds Trust, appearing in the Annual Report to Shareholders on Form N-CSR of RBC Funds Trust for the year or period ended September 30, 2015 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE, LLP

Chicago, Illinois
January 28, 2016